                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        CITY TRUCK & TRAILER PARTS, INC.


TO THE JUDGE OF PROBATE

JEFFERSON COUNTY, ALABAMA:

Pursuant to the provisions of Ala. Code, (S)(S) 10-2B-10.06 and 10-2B-10.07
(1994), City Truck & Trailer Parts, Inc., an Alabama corporation (the "Corporation") hereby adopts the following Amended and Restated Articles of
Incorporation:

FIRST:  The name of the Corporation is:
-----

                        CITY TRUCK & TRAILER PARTS, INC.

SECOND:  The text of the Amended and Restated Articles of Incorporation is as
------
follows:

  The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Alabama Business Corporation Act and any amendment thereto or supplement thereof (hereinafter referred to as the "Act"), does hereby certify as follows:

1.   NAME. The name of the corporation is HDA PARTS SYSTEM, INC. (hereinafter
     ----
called the "Corporation").

2.   PURPOSES.
     --------

     (a)  GENERAL PURPOSES.  The purposes for which the Corporation is organized
          ----------------
are to engage in any lawful business, act or activity for which a corporation may be organized under the Act, it being the purpose and intent of this Article to invest the Corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the Act; and to carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection herewith all powers given to corporations by the Act and all other applicable laws of the State of Alabama.

     (b)  SPECIFIC PURPOSES.  Without limiting the scope and generality of the
          -----------------
foregoing, the Corporation shall have the following purposes, objects and powers:

          (1) To own, buy, sell, lease, rent and generally to engage in the business of buying, selling and distributing truck and automobile parts and related accessories.

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

          (2) To manufacture, purchase or otherwise acquire, and to hold, own, mortgage, pledge, sell, assign and transfer, exchange or otherwise dispose of, and invest, trade and deal in and with goods, wares and merchandise and personal property of every class and description, wherever situated, whether or not the same specifically pertain to the classes of business specified in this Article; and to own and operate mines, plants, factories, mills, warehouses, yards, merchandise stores, commissaries and all other installations or establishments of whatever character or description, together with the equipment, rolling stock and other facilities used or useful in connection with or incidental thereto.

          (3) To engage in the business of exploiting natural resources, to search, prospect and explore for useful or valuable substances, to acquire and extract such substances, to sell and dispose of such substances, and to refine such substances and manufacture and sell and dispose of products and by-products derived therefrom.

          (4) To purchase or otherwise acquire, hold, use, sell, assign, lease, mortgage or in any manner dispose of, and to take, exchange and grant licenses, or other rights therein, in respect of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements, processes, formulae, methods, copyrights, trademarks and trade names, know how, and trade secrets, relating to or useful in connection with any business, objects or purposes of the Corporation.

          (5) To acquire, by purchase, subscription or otherwise, and to own, hold, sell and dispose of, exchange, deal in and with stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, mortgages and securities executed by any individual or by any corporation in Alabama or any other state or foreign countries, whether public or private, government or municipality or otherwise, and to issue and exchange for all such stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, mortgages or securities, the stock, bonds, debentures or other evidences of indebtedness of the Corporation, and the Corporation shall have express power to hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of capital stock, bonds, debentures, promissory notes, mortgages and securities so acquired by it and, while the owner thereof, to exercise all the rights, privileges and powers of ownership, including the right to vote thereon, to the same extent as a natural person may do, subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama.

          (6) To endorse, lend its credit to, or otherwise guarantee, or become a surety with respect to, or obligate itself for, or pledge or mortgage all or any part of its properties to secure the payment of the principal and interest, or either, on any bonds, debentures, notes, scrip, coupons, or other obligations or evidences of indebtedness (including the obligations of others for whom it can make guarantees, whether or not a guarantee is made), or the performance of any contract, lease, mortgage, or obligation, of any subsidiary, affiliated or related corporation or any other corporation or association, domestic or foreign, or of any person, firm, partnership or joint venture. Without limiting the generality of the foregoing, the Corporation may: (i) make contracts of guarantee and

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suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of the Corporation; and (ii) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of (1) an entity that is wholly owned, directly or indirectly, by the Corporation; (2) a person that owns, directly or indirectly, all of the outstanding capital stock of the Corporation; or (3) an entity that is wholly owned, directly or indirectly, by a person that owns, directly or indirectly, all of the outstanding capital stock of the Corporation.

          (7) To enter into, make and perform contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, partnership, limited partnership, corporation, municipality, county, state, territory, government, governmental subdivision, or body politic.

          (8) To acquire the good will, rights, assets and properties, and to undertake the whole or any part of the liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the Corporation, or otherwise; to hold, or in any manner dispose of, the whole or part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of any such business.

          (9) To borrow and lend money, without security, or upon the giving or receipt of such security as the Board of Directors of the Corporation may deem advisable by way of mortgage, pledge, transfer, assignment, or otherwise, of real and personal property of every nature and description, or by way of guaranty, or otherwise, and to enter into revolving credit agreements or other loan agreements of any kind with banks or other financial or institutional investors.

          (10) To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures and other negotiable or transferable instruments.

          (11) To issue bonds, debentures or other securities or obligations and to secure the same by mortgage, pledge, deed of trust, or otherwise.

          (12) To act as agent, jobber, broker or attorney-in-fact in buying, selling and dealing in real and personal property of every nature and description and leases respecting the same and estates and interests therein and mortgages and securities thereon, in making and obtaining loans, whether secured by such property or not, and in supervising, managing and protecting such property and loans and all interests in and claims affecting the same.

          (13) To purchase, take, receive, redeem, exchange, or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of the Corporation's own shares of common or other stock, whether or not redeemable (so far as may be permitted by law), and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to hold, sell, transfer or reissue the same.

          (14) To enter into any plan or project for the assistance and welfare of its employees, to lend money and use its credit to assist its employees, and to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or welfare plans for any or all of the Corporation's directors, officers and employees.

          (15) To enter into any lawful arrangements for sharing of profits, union of interest, reciprocal concession, or cooperation, as partner (general or limited), joint venturer, or otherwise, with any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign, carrying on or proposing to carry on any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to the carrying out of any of the purposes of the Corporation.

          (16) To have one or more offices to carry on all of the Corporation's operations and business without restriction or limit as to amount, in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession, or country.

          (17) To do any and all of the things herein set out and such other things as are incidental or conducive to the attainment of the objects and purposes of the Corporation, to the same extent as natural persons might or could do and in any part of the world, as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with any person, firm, association, partnership, corporation or any entity of whatsoever kind, and to do any and all such acts and things and to have and exercise any and all such powers to the full extent authorized or permitted to a corporation under any laws that may now or hereafter be applicable or available to the Corporation.

     (c)  CONSTRUCTION.  The foregoing clauses, and each phrase thereof, shall
          ------------
be construed, in their broadest sense, not only as purposes and objects for which the Corporation has been organized, but also as powers of the Corporation in addition to those powers specifically conferred upon the Corporation by law, and it is hereby expressly provided that the foregoing specific enumeration of such purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Corporation otherwise granted by law. All words, phrases and provisions in this Article are used in their broadest sense, are not limited by reference to, or inference from, any other words, phrases or provisions and shall be so construed. For purposes of these Articles of Incorporation, the term "person" means and includes any individual or entity.

3.   SHARES.
     ------

     The Board of Directors of the Corporation deems it to be desirable and in the best interests of the Corporation to further amend and restate the Corporation's Amended and

Restated Articles of Incorporation to increase the authorized capital stock of the Corporation and to effect a reverse stock split of the shares of Series B Preferred Stock, par value $.01 per share. Upon these Amended and Restated Articles of Incorporation becoming effective in accordance with the Alabama Business Corporation Act, every issued and outstanding share of Series B Preferred Stock shall be changed into 1/100th of a validly issued, fully paid and nonassessable share of Series B Preferred Stock, par value $.01 per share. Fractional shares resulting from such reverse split will be issued, and no cash will be paid in lieu thereof.

     (a)  AUTHORIZED SHARES.  The total number of shares of all classes of stock
          -----------------
which the Corporation shall have authority to issue is 1,100,000, consisting of 250,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 850,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be divided into such number of series as the Board of Directors may determine. Except as otherwise provided below with respect to the Series A Preferred Stock and Series B Preferred Stock, the Board of Directors is authorized to determine and alter the preferences, limitations and relative rights (including, without limitation, voting rights and powers) and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     (b)  DESIGNATION OF COMMON STOCK.  The following is a statement of the
          ---------------------------
designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock:

          (1)  Dividends.  Subject to the preferential rights, if any, of the
               ---------
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock.

          (2)  Voting Rights.  Except as otherwise required by law or as
               -------------
otherwise provided in this Article, at every annual or special meeting of shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

          (3)  Liquidation, Dissolution or Winding-Up.  In the event of any
               --------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the

Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

     (c)  DESIGNATION OF SERIES A PREFERRED STOCK.  The following is a statement
          ---------------------------------------
of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series A Preferred Stock:

          (1)  Designation.  A series of the Preferred Stock of the Corporation
               -----------
is hereby designated as "Series A Preferred Stock" (hereinafter called the "Series A Preferred Stock") consisting initially of 40,000 shares. Shares of the Series A Preferred Stock shall rank prior to the Corporation's Common Stock with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity with the Series A Preferred Stock with respect thereto.

          (2)  Dividends.
               ---------

               (i) Each holder of shares of Series A Preferred Stock will be entitled to receive dividends on each such share, at the rate of ten and one-half percent (10 1/2%) per annum (computed on the basis of $200.00 per share), if, as and when declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of the period from and including the date of the original issuance of each such share of Series A Preferred Stock, to and including June 30, 1998 (the "Initial Dividend Period"), and for each quarterly dividend period thereafter ("Quarterly Dividend Period") which Quarterly Dividend Periods shall commence on July 1, October 1, January 1 and April 1 in each year and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Series A Preferred Stock shall be payable on June 30, September 30, December 31 and March 31 of each year (a "Dividend Payment Date"), commencing June 30, 1998. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof. Such dividends shall be payable in cash up to June 1, 1999, but shall thereafter only accrue and compound as provided below.

               If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for in cash, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the dividend rate of six percent (6%) per annum (computed on the basis of $200.00 per share), for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

               (ii) The amount of any dividends accrued on any share of the Series A Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series A Preferred Stock on any date other then a Dividend Payment Date shall be deemed to be the sum of
     (i) the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, (ii) an amount determined by. multiplying (a) $200.00 by (b) the result (the "Multiplier") of multiplying two and five-eighths percent (2 5/8%) by a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date, to and including the date on which such calculation is made, and the denominator of which shall be the full number of days in such Quarterly Dividend Period, and (iii) an amount determined by multiplying the amount set forth in clause (i) above by the Multiplier.

               (iii)  Declaration Prior to Redemption or Liquidation.
                      ----------------------------------------------
     Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series A Preferred Stock (other than a purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to (holders of all outstanding Series A Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Series A Preferred Stock, payable on the distribution date in the amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date.

          (3)  Redemption.
               ----------

               (i)    Optional Redemption.  Prior to June 1, 1999, the Series A
                      -------------------
     Preferred Stock may be redeemed, in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors, on notice as set forth in subsection 3(iii), below, at the redemption price of $200.00 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends to the redemption date (the "Redemption Price").

               In the event that at any time less than all of the Series A Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be redeemed pro rata. Notwithstanding anything to the contrary, the Corporation may not redeem less than all of the Series A Preferred Stock outstanding unless all accrued and unpaid dividends have been paid on all then outstanding shares of Series A Preferred Stock.

               (ii) Mandatory Redemption.  Upon the first to occur of (i) an
                    --------------------
     initial public offering of the Common Stock of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation or (iii) any sale, transfer or issuance or series of sales, transfers or issuances of the Corporation's capital stock by the Corporation or any holders thereof which results in any person, entity or group of persons (as such term "group" is used under the Securities Exchange Act of 1934, as amended) (other than the holders of Common Stock as of the date of the closing of the transactions pursuant to that certain Stock Purchase Agreement dated as of May 29, 1998 by and among the Corporation and certain other parties named therein), owning more than 50% of the stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors, the Corporation, shall redeem all remaining outstanding shares of Series A Preferred Stock at a redemption price per share equal to the Redemption Price.

               (iii)  Notice of Redemption.  Notice of any redemption pursuant
                      --------------------
     to this Section shall be mailed, postage prepaid, at least 15 days but not more than 60 days prior to said redemption date to each holder of record of the Series A Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state: (1) the date fixed for such redemption, (2) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment, (3) the Redemption Price, and (4) that unless the Corporation defaults in making the redemption payment, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue on and after the date of redemption. If less than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

               If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice, all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in Los Angeles, California and having capital surplus and undivided profits of at least $50,000,000, thereupon, and without awaiting the redemption date, all shares of the Series A Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall, notwithstanding that any certificate for shares of Series A Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except for the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of the Series A Preferred Stock which shall have been called for redemption shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect, thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest.

               (iv) Status of Shares.  Shares of Series A Preferred Stock
                    ----------------
     redeemed, purchased or otherwise acquired by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Series A Preferred Stock.

          (4)  Priority.
               --------

               (i) Priority as to Dividends.  Subject to subsection (ii) below,
                   ------------------------
     no dividends (other than dividends payable in Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise, junior to, or on a parity with, the Series A Preferred Stock) shall be declared or paid or set apart for payment on the Preferred Stock of any series, or stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding up or otherwise, (x) junior to the Series A Preferred Stock ("Junior Stock") or (y) on a parity with the Series A Preferred Stock ("Parity Stock") for any period unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for the Initial Dividend Period and all Quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Junior Stock or Parity Stock, (ii) the Corporation shall not be in default with respect to any obligation to redeem shares of Series A Preferred Stock, and (iii) an amount equal to the dividends accrued on the Series A Preferred Stock from the last Dividend Payment Date to the date of payment of such dividends on Junior Stock or Parity Stock has been declared and set apart in cash for payment on the Series A Preferred Stock.

               (ii) Notwithstanding anything to the contrary in subsection (i) hereof, cumulative dividends on any Parity Stock may be paid if cumulative dividends shall be declared upon shares of Series A Preferred Stock and such Parity Stock on a pro rata basis so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Stock and on such Parity Stock bear to each other.

               (iii)  Priority on Redemption. The Corporation shall not,
                      ----------------------
     directly or indirectly, redeem or purchase or otherwise acquire for value any Junior Stock or Parity Stock unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Series A Preferred Stock at the applicable redemption price (or shall have irrevocably committed to redeem all of the then outstanding shares of Series A Preferred Stock and have set aside a sum sufficient for the payment thereof at the applicable Redemption Price on the date of such subsequent redemption).

          (5)  Liquidation Preference.
               ----------------------

               (i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, an amount equal to the applicable Redemption Price on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

               If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               (ii) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

               (iii) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders, of the Series A Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

          (6) Voting Rights.  The holders of the Series A Preferred Stock shall
              -------------
not be entitled to vote on any matter.

     (d)  DESIGNATION OF SERIES B PREFERRED STOCK.  The following is a statement
          ---------------------------------------
of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series B Preferred Stock:

          (1) Designation.  A series of the Preferred Stock of the Corporation
              -----------
is hereby designated as "Series B Preferred Stock" (hereinafter called the "Series B Preferred Stock") consisting initially of 810,000 shares. Shares of the Series B Preferred Stock shall rank prior to the Corporation's Common Stock with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to the Series B Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity with the Series B Preferred Stock with respect thereto.

          (2)  Dividends.
               ---------

               (i) Each holder of shares of Series B Preferred Stock will be entitled to receive dividends on each such share, at the rate of six percent (6%) per annum (computed on the basis of $100.00 per share), if, as and when declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of the period from and including the date of the original issuance of each such share of Series B Preferred Stock, to and including June 30, 1998 (the "Initial Dividend Period"), and for each quarterly dividend period thereafter ("Quarterly Dividend Period") which Quarterly Dividend Periods shall commence on July 1, October 1, January 1 and April 1 in each year and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Series B Preferred Stock shall be payable on June 30, September 30, December 31 and March 31 of each year (a "Dividend Payment Date"), commencing June 30, 1998. Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

               If, on any Dividend Payment Date, the holders of the Series B Preferred Stock shall not have received the full dividends provided for in this Section 3 in cash, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the dividend rate of six percent (6%) per annum, for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

               (ii) The amount of any dividends accrued on any share of the Series B Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series B Preferred Stock on any date other then a Dividend Payment Date shall be deemed to be the sum of
     (i) the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, (ii) an amount determined by multiplying (a) $100.00 by (b) the result (the "Multiplier") of multiplying one and one-half percent (1 1/2%) by a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date, to and including the date on which such calculation is made, and the denominator of which shall be the full number of days in such Quarterly Dividend Period, and (iii) an amount determined by multiplying the amount set forth in clause (i) above by the Multiplier.

               (iii) Declaration Prior to Liquidation.  Immediately prior to
                     --------------------------------
     authorizing or making any distribution in liquidation with respect to the Series B Preferred Stock (other than a purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Series B Preferred Stock payable on the distribution date in the amount equal to any accrued and unpaid dividends on the Series B Preferred Stock as of such date.

          (3) Prohibition on Redemption. The Company has no right to redeem any
              --------------------------
shares of Series B Preferred Stock and no holder of shares of Series B Preferred Stock has any right to require the Company to redeem such holder's shares of Series B Preferred Stock.

          (4)  Priority.
               --------

               (i) Priority as to Dividends. Subject to subsection (ii) below,
                   -------------------------
     no dividends (other than dividends payable in Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise, junior to, or on a parity with, the Series B Preferred Stock) shall be declared or paid or set apart for payment on the Preferred Stock of any series, or stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding up or otherwise, (x) junior to the Series B Preferred Stock ("Junior Stock") or (y) on a parity with the Series B Preferred Stock ("Parity Stock") for any period unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on Junior Stock or Parity Stock, and (ii) an amount equal to the dividends accrued on the Series B Preferred Stock from the last Dividend Payment Date to the date of payment of such dividends on Junior Stock or Parity Stock has been declared and set apart in cash for payment on the Series B Preferred Stock.

               (ii) Notwithstanding anything to the contrary in subsection (i) above, cumulative dividends on any Parity Stock may be paid if cumulative dividends shall be declared upon shares of Series B Preferred Stock and such Parity Stock on a pro rata basis so that in all cases the amount of dividends declared per share on the Series B Preferred Stock and such Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred Stock and on such Parity Stock bear to each other.

          (5)  Liquidation Preference.
               ----------------------

               (i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, an amount equal to $100.00 per share of Series B Preferred Stock, plus an amount equal to accrued and unpaid dividends thereon, on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

               If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series B Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               (ii) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

               (iii) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

          (6)  Voting Rights.  Except as otherwise required by law, the holders
               --------------
of the Series B Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series B Preferred Stock.

     (e)  DENIAL OF SHAREHOLDER'S PREEMPTIVE RIGHTS.  Except as otherwise
          -----------------------------------------
provided in any agreement among the Corporation and its shareholders, no shareholder shall be entitled as a matter of right to subscribe for, purchase, or receive any shares of stock, or other securities convertible into stock, of the Corporation which it may issue, or sell, whether such shares are now or hereafter authorized, but all such additional shares of stock or other securities may be issued and disposed of by the Board of Directors to such persons and upon such terms as in its absolute discretion it may deem advisable. No shareholder of any shares of stock shall have any preemptive rights with respect to the issuance of any class of stock, including treasury shares.

     (f)  SHAREHOLDERS' AGREEMENT; RESTRICTIONS ON TRANSFER.  The Bylaws of the
          -------------------------------------------------
Corporation, an agreement among shareholders of the Corporation, or an agreement between such shareholders and the Corporation may impose restrictions on the transfer or registration of transfer of shares of the Corporation, and notice is hereby given that any such bylaw provision or agreement may exist restricting the transfer or registration of transfer of shares of the Corporation. If such bylaw provision or agreement exists, the restriction on transfer or registration of transfer of shares of the Corporation imposed thereby will be noted conspicuously on the front or back of the certificate or certificates evidencing the shares to which the restriction relates. Even if not so noted, such a restriction is enforceable against a person with actual knowledge of the restriction. The Corporation may, from time to time, lawfully enter into any agreement to which all, or less than all, of the holders of record of the issued and outstanding shares of the Corporation shall be parties, restricting the transfer of any or all shares upon such reasonable terms and conditions as may be approved by the Board of Directors of the Corporation, and containing such other provisions and agreements between the Corporation and its shareholders, or among the shareholders, as may be permitted by the Act.

     (g)  LIEN ON SHARES.  The Corporation shall have a lien on its shares for
          --------------
any debt or liability incurred to it by its shareholders on account of subscription obligations of such shareholders for the payment of newly issued shares of the Corporation before notice of transfer of or levy on such shares, which lien may be exercised by cancellation, forfeiture, or public or private sale, upon reasonable notice, of such shares, which remedies are cumulative to an action to enforce payment or other remedies provided by law.

4.   REGISTERED OFFICE AND AGENT. The street address of the registered
     ---------------------------
office of the Corporation, and the name of its registered agent at such address are as follows:


            CSC - Lawyers Incorporating Services Incorporated
            57 Adams Avenue
            Montgomery, Alabama 36104-4045

5.   DIRECTORS.
     ---------

     (a) AUTHORITY OF THE BOARD OF DIRECTORS.  All corporate powers shall be
         -----------------------------------
exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in these Articles of Incorporation or in an agreement authorized under the Act.

     (b) NUMBER OF DIRECTORS.  The number of directors shall be as set forth in,
         -------------------
or as determined in accordance with, the Bylaws. The number of directors may be increased or decreased from time to time by amendment to the Bylaws or in the manner provided for therein.

     (c) INITIAL BOARD OF DIRECTORS.  The names and addresses of the persons who
         --------------------------
served as the initial directors are listed in the original Articles of Incorporation.

     (d) LIMITATION ON LIABILITY OF DIRECTORS.  A director of the Corporation
         ------------------------------------
shall have no personal liability to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of any financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 10-2B-8.33 of the Act as the same now exists or may hereafter be amended; (iv) an intentional violation of criminal law; or (v) a breach of the director's duty of loyalty to the Corporation or its shareholders. If the Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Act, as amended, or any successor statute thereto. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

6.   INDEMNIFICATION.
     ---------------

     (a) In amplification and not in limitation of applicable provisions of the
Act:

          (1) Except as provided in subsection (4) of this Section (a), the Corporation (which term, for purposes of this Article, includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction) shall indemnify an individual who is or was a director, officer, employee or agent of the Corporation or an individual who, while a director, officer, employee or agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnitee", which term includes, unless the context requires otherwise, the estate or personal representative of such individual) who was, is or has threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding") because he or she is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), all reasonable expenses, including counsel fees, incurred with respect to a Proceeding ("Liability") incurred in the Proceeding if:

               (i) the Indemnitee conducted himself or herself in good faith;
     and

               (ii) the Indemnitee reasonably believed:

                   (A) in the case of conduct in his or her Official Capacity (meaning thereby (y) when used with respect to a director, the office of director in the Corporation; and (z) when used with respect to an individual other than a director, the office in the Corporation held by an officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation; "Official Capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise) with the Corporation, that the conduct was in its best interest; and

                   (B) in all other cases that the conduct was at least not opposed to its best interest; and

               (iii) in case of any criminal Proceeding the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

             (2) An Indemnitee is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the Indemnitee to the plan or to participants in or beneficiaries of the plan. An Indemnitee's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and beneficiaries of, the plan is conduct that satisfies the requirement of subsection (1)(ii)(B) of this Section
(a).

             (3) The termination of a Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Indemnitee did not meet the standard of conduct described in this Section (a).

             (4)  The Corporation shall not indemnify an Indemnitee under this
Section:

                (i) in connection with a Proceeding by or in the right of the Corporation in which the Indemnitee was adjudged liable to the Corporation; or

               (ii) in connection with any other Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his or her Official Capacity, in which the Indemnitee was adjudged liable on the basis that personal benefit was improperly received by him or her.

             (5) Indemnification permitted under this Section in connection with a Proceeding by or in the right of the Corporation is limited to reasonable expenses, including counsel fees, incurred in connection with the Proceeding.

     (b) The Corporation shall indemnify an Indemnitee who was successful, on the merits or otherwise, in the defense of any Proceeding, or of any claim, issue or matter in such Proceeding, where he or she was a Party because he or she is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses, including counsel fees, incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such Proceeding.

     (c) (1) The Corporation may pay for or reimburse the reasonable expenses, including counsel fees, incurred by an Indemnitee who was a party to a Proceeding in advance of final disposition of the Proceeding if:

               (i) the Indemnitee furnishes the Corporation a written affirmation of good faith and belief that he or she has met the standard of conduct described in Section (a)(1) above;

               (ii) the Indemnitee furnishes the Corporation a written undertaking, executed personally or on the Indemnitee's behalf, to repay the advance if it is ultimately determined that the Indemnitee did not meet the standard of conduct, or is not otherwise entitled to indemnification under section (a)(4) above unless an indemnification is approved by the court under the provisions of the Act; and

              (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

          (2) The undertaking required by subsection (1)(ii) above must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to financial ability to make repayment.

          (3) Determinations and authorizations of payment under this Section shall be made in the manner specified in Section (d) below.

     (d) (1) The Corporation may not indemnify an Indemnitee under Section (a) above unless authorized in the specific case after a determination has been made that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the standard of conduct set forth in Section
(a)(1) above.

          (2) The determination shall be made:

              (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors not at the time Parties to the Proceeding;

             (ii) if a quorum cannot be obtained under subdivision (i) above, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are Parties may participate) consisting solely of two or more directors not at the time Parties to the Proceeding;

            (iii) by special legal counsel;

                   (A) selected by the Board of Directors or committee in the manner prescribed in subdivision (i) or (ii) above; or

                   (B) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are Parties may participate); or

            (iv) by the shareholders, but shares owned or voted under the control of Indemnitees who are at the time Parties to the Proceeding may not be voted on the determination. A majority of the shares that are entitled to vote on the transaction by virtue of not being owned by or under the control of such

    Indemnitees constitutes a quorum for the purpose of taking action under this Section (d).

        (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(2)(iii) above to select counsel.

   (e) The Corporation may purchase and maintain insurance, or furnish similar protection (including but not limited to trust funds, self-insurance reserves or the like), on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify him or her against the same Liability under Sections (a) or (b) above.

   (f) Any indemnification, or advance for expenses, authorized under this Article shall not be deemed exclusive of and shall be in addition to that which may be contained in the Corporation Bylaws, a resolution of its shareholders or Board of Directors, or in a contract or otherwise.

   (g) This Article does not limit the Corporation's power to pay or reimburse expenses incurred by an Indemnitee in connection with the Indemnitee's appearance as a witness in a Proceeding at a time when he or she has not been made or named defendant or respondent to the Proceeding.

7.  BYLAWS; AMENDMENT OF ARTICLES.
     -----------------------------

     (a) BYLAWS.  The initial Bylaws of the Corporation shall be adopted by the
         ------
Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, which power may be exercised in the manner and to the extent provided in the Bylaws; provided, however, that the Bylaws so altered, amended or repealed by the Board of Directors may be altered, amended or repealed by the shareholders; and provided further, that the Board of Directors may not alter, amend or repeal any bylaw or resolution that was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors. The Bylaws may contain any provision for the regulation of the business and affairs of the Corporation that is not inconsistent with law or these Articles of Incorporation.

     (b) AMENDMENT OF ARTICLES.  The Corporation reserves the right to amend,
         ---------------------
alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed or permitted by the Act, and all rights conferred upon officers, directors and shareholders herein are granted subject to such reservation. Any such amendment for which voting by voting group is required by the Act shall be effective only if each voting group approves in addition to approval of all shareholders entitled to vote.

8.   SUBSEQUENTLY ADOPTED CORPORATION LAWS.  Any and every statute of the State
     -------------------------------------
of Alabama hereinafter enacted whereby the rights, powers and privileges of the shareholders of corporations organized under the general laws of the State of Alabama are increased, diminished or in any way affected, or whereby effect is given to the action taken by any part but less than all of the shareholders of any such corporation, shall apply to the Corporation and to every shareholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of these Articles of Incorporation.

THIRD:  The foregoing Amended and Restated Articles of Incorporation were
-----
unanimously adopted by the shareholders and the directors of the Corporation on July 7, 1998 pursuant to Ala. Code (S)(S) 10-2B-10.03, 10-2B-10.06 and 10-2B-
10.07 (1994).

FOURTH:  The number of shares of Common Stock and Series B Preferred Stock of
------
the Corporation outstanding at the time of the adoption of the foregoing Amended and Restated Articles of Incorporation were 85,897 and 374,391.024, respectively, and the number of shares entitled to vote thereon was in the aggregate 460,288.024. The number of shares voting in favor of the Amended and Restated Articles of Incorporation was 460,288.024 and the number of shares voting against the Amended and Restated Articles of Incorporation was zero (0).

          IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by its Assistant Secretary on July 8, 1998.



                                                 /s/ John W.Cash
                                                 ----------------
                                                 John Cash
                                                 Assistant Secretary


The foregoing document was prepared by:

Mary J. Yoo, Esq.
Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California  90071-2007